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As filed with the Securities and Exchange Commission on January 16, 2009.

Registration No. 333-123703

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEVEL 3 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0210602 (I.R.S. Employer Identification Number)

1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Stortz, Esq.,
Executive Vice President and Chief Legal Officer
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

Copy to:

David K. Boston, Esq.,
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: Not applicable.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

          A Registration Statement on Form S-3 (Registration No. 333-123703) was originally filed with the Securities and Exchange Commission (the "Commission") on March 31, 2005 by the Registrant. The Registration Statement registered the sale by certain selling securityholders named therein of up to (i) $294,732,000 aggregate principal amount of 9% Convertible Senior Discount Notes due 2013 of the Registrant and (ii) 29,499,751 shares of common stock of the Registrant.

          In connection with the sale by the Registrant to Fairfax Financial Holdings Limited and its affiliates (collectively, the "Fairfax Entities") of the Registrant's 15% Convertible Senior Notes due 2013, the Registrant agreed to prepare and file with the Commission a registration statement on Form S-3 with respect to the resale by the Fairfax Entities from time to time of the securities of the Registrant held by the Fairfax Entities as of January 7, 2009 in one registration statement. As a result, this registration statement is hereby withdrawn and all securities registered hereunder which remain unsold as of the date hereof are hereby removed from registration.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on January 16, 2009.

LEVEL 3 COMMUNICATIONS, INC.
By:	/s/ THOMAS C. STORTZ

Name:	Thomas C. Stortz
Title:	Executive Vice President and Chief Legal Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on January 16, 2009 by the following persons in the capacities indicated.

Name	Title	Date

* Walter Scott, Jr.	Chairman of the Board	January 16, 2009
* James Q. Crowe	Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2009
* Sunit S. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 16, 2009
* Eric J. Mortensen	Senior Vice President and Controller (Principal Accounting Officer)	January 16, 2009
Douglas C. Eby	Director	January , 2009
* James O. Ellis, Jr.	Director	January 16, 2009
* Richard R. Jaros	Director	January 16, 2009

Name		Title	Date

* Robert E. Julian		Director	January 16, 2009
Michael J. Mahoney		Director	January , 2009
* Arun Netravali		Director	January 16, 2009
* John T. Reed		Director	January 16, 2009
* Michael B. Yanney		Director	January 16, 2009
* Albert C. Yates		Director	January 16, 2009
*By:	/s/ NEIL J. ECKSTEIN Attorney- in- fact

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SIGNATURES